Exhibit 32.2

SECTION 1350 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:

(1)	the Quarterly Report of the Company on Form 10-Q for the period ended August 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 11, 2012

/s/ PATRICK M. WALSH
Patrick M. Walsh
Executive Vice President, Chief Financial Officer and
Chief Operating Officer